Exhibit 99.1

NovaCopper Changing Corporate Name to Trilogy Metals

VANCOUVER, Aug. 29, 2016 /CNW/ - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper" or the "Company") announced today that effective September 8, 2016 the Company will operate under the name Trilogy Metals Inc. and anticipates its shares will commence trading on the Toronto Stock Exchange and the NYSE-MKT under the new name and ticker symbol "TMQ" upon the opening of the markets on Thursday, September 8, 2016.

New Trading Symbol: TMQ

The name change was approved by shareholders at the Annual General Meeting held on May 18, 2016 and has been conditionally approved by both the Toronto Stock Exchange and NYSE-MKT. The Company intends to legally change the name effective September 1, 2016 and anticipates its common shares currently trading under the symbol "NCQ" will commence trading on both stock exchanges under the new ticker symbol "TMQ" upon the opening of the markets on Thursday, September 8, 2016. The CUSIP number assigned to the Company's shares following the name change is 89621C105 (ISIN: CA89621C1059). No action is required by stockholders with respect to the name change. Outstanding stock certificates are not affected by the name change and will not need to be exchanged. Certain changes in CUSIP number may cause a temporary interruption in electronic trading in the United States and/or with the Depository Trust Company. The Company encourages any concerns in this regard to be directed to the shareholder's broker or agent.

More Than Copper

NovaCopper will be changing its corporate name to Trilogy Metals Inc. ("Trilogy") to better reflect the diversity of metals at the Company's 100%-owned Upper Kobuk Minerals Projects ("UKMP"). The UKMP is located in the Ambler mining district in northwest Alaska; a region known to host deposits rich in copper, zinc, lead, gold and silver. The Company controls the mineral rights to approximately 353,000 acres of land containing two known mineral belts, the Ambler Schist Belt and the Bornite Carbonate Sequence. The Ambler Schist Belt hosts volcanogenic massive sulphide ("VMS") type mineralization occurring as a series of high-grade polymetallic copper-lead-zinc-gold-silver deposits along the entire 100 kilometer (70 mile) long belt.  So far exploration work in the Ambler Schist Belt has outlined several known deposits, including the Company's Arctic deposit which hosts significant resources (see Table 1) as well as 30 identified polymetallic prospects of which ten have been drill tested and have encountered mineralization. The Bornite Carbonate Sequence hosts several copper replacement targets around the Aurora and Pardner Hill prospects, in addition to an established resource identified at Bornite (see Table 1). Mineralization at Bornite is open to further exploration.  Together, the Arctic and Bornite mineral resources contain over 8 Billion pounds of copper and over 2 Billion pounds of zinc mineralization plus significant precious metals.

Naturally Diversified

The Company's most advanced project is Arctic, a high-grade copper, zinc, lead, gold and silver VMS deposit located approximately 470 kilometers northwest of the City of Fairbanks, Alaska. The Company is currently advancing the Arctic project towards pre-feasibility. The 2016 field program focused on engineering and environmental site investigation studies and included over 3,000 meters of diamond drilling. The field program was successfully completed ahead of schedule and under-budget in early August. The UKMP also hosts the Bornite deposit which is located approximately 25 kilometers southwest of Arctic. Bornite is an exploration stage project where copper mineralization has replaced dolomite altered carbonate rocks of Devonian age.  Examination of the lithology, structure, alteration assemblages and mineralogy suggests that the Bornite deposit has genetic affinities to the African Copper Belt of southern Africa and the Mt. Isa district of Queensland, Australia. Drilling at Bornite has already outlined a substantial resource (see Table 1); however, it also suggests that mineralization is open to the north and east along a 1 kilometer wide front.

Table 1: Mineral Resources

	Resource	Tonnes	Grade	Contained Metal
	Category	Millions	%	Mlbs
Copper
Arctic	Indicated	23.8	3.26	1,713
	Inferred	3.4	3.22	239
Bornite In-Pit	Indicated	40.5	1.02	913
	Inferred	84.1	0.95	1,768
Bornite Below-Pit	Inferred	57.8	2.89	3,683

Zinc
Arctic	Indicated	23.8	4.45	2,338
	Inferred	3.4	3.84	285

Lead
Arctic	Indicated	23.8	0.76	400.9
	Inferred	3.4	0.58	43.2

	Resource	Tonnes	Grade	Contained Metal
	Category	Millions	g/t	Moz
Gold
Arctic	Indicated	23.8	0.71	0.55
	Inferred	3.4	0.59	0.06

Silver
Arctic	Indicated	23.8	53.2	40.8
	Inferred	3.4	41.5	4.5

Definitions & Notes

Mineral Resources: "measured", "indicated" and "inferred" mineral resources are estimated in accordance with the definitions of these terms adopted by the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") in November, 2010 updated in May 2014 and incorporated in National Instrument 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101"), by Canadian securities regulatory authorities. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted to Mineral Reserves.

Rounding as required by reporting guidelines may result in apparent summation differences between tonnes, grade and contained metal content. Tonnage and grade measurements are in metric units. Contained gold and silver ounces are reported as troy ounces; contained copper, zinc, and lead pounds as imperial pounds. All amounts are stated in U.S. dollars unless otherwise noted.

g/t = grams per tonne

Comments on Individual Projects

Arctic
Resources stated as contained within a potentially economically minable open pit design using a constant NSR cut-off of $35.01/tonne milled. NSR calculation is based on assumed metal prices of $2.90/lb for copper, $0.85/lb for zinc, $0.90/lb for lead, $22.70/oz for silver, and $1,300/oz for gold. Appropriate mining costs, processing costs, metal recoveries and inter ramp pit slope angles were used to generate the pit design. The $35.01/tonne milled cut-off is calculated based on a process operating cost of $19.03/tonne, G&A of $7.22/tonne and site services of $8.76/tonne. NSR equals payable metal values, based on the metal prices outlined above, less applicable treatment, smelting, refining costs, penalties, concentrate transportation costs, insurance and losses and royalties.

Bornite
In-Pit mineral resources stated as contained within a pit shell developed using a metal price of $3.00/lb for copper, mining costs of $2.00/tonne, milling costs of $11/tonne, G&A cost of $5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees. Below-Pit mineral resources at a 1.5% cut-off are considered as potentially economically viable in an underground mining scenario based on an assumed projected copper price of $3.00/lb, underground mining costs of $65.00 per tonne, milling costs of $11.00 per tonne, G&A of $5.00 per tonne, and an average metallurgical recovery of 87%.

Qualified Persons

Erin Workman, P.Geo. is the Director of Technical Services for NovaCopper Inc. and is a Qualified Person as defined by National Instrument 43-101. Ms. Workman has reviewed the technical information in this news release and approves the written disclosure contained herein.

NovaCopper recently filed a National Instrument 43-101 ("NI 43-101") compliant technical report (the "Report") titled "NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA," that describes the potential in-pit and below-pit resources previously announced by the Company on April 19, 2016. The effective date of this report is May 16, 2016. The Report has been filed on SEDAR and EDGAR and is also available on the Company's website at www.novacopper.com.

NovaCopper filed a National Instrument 43-101 ("NI 43-101") compliant technical report (the "Report") titled "Preliminary Economic Assessment Report on the Arctic Project, Ambler Mining District, Northwest Alaska, USA," that describes the potential resources and economic assessment previously announced by the Company on July 30, 2013. The effective date of this report is September 12, 2013. The Report has been filed on SEDAR and EDGAR and is also available on the Company's website at www.novacopper.com.

About NovaCopper

NovaCopper Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper's land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements including but not limited to anticipated date of the new name and trading symbol, activities at the UKMP, achieving a pre-feasibility level of study at some point in the future, and the advancement of the AMDIAP. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties and infrastructure; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper's Annual Report on Form 10-K for the year ended November 30, 2015 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

NovaCopper Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer, rickvann@novacopper.com; Elaine Sanders, Vice President & Chief Financial Officer, elaine.sanders@novacopper.com; 604-638-8088 or 1-855-638-8088